Exhibit 99.1

For more information, contact:

Steven D. Schwartz, Vice President-Investor Relations
(515) 273-3763, sschwartz@american-equity.com

FOR IMMEDIATE RELEASE
August 6, 2018
American Equity Reports Second Quarter 2018 Results
Company Highlights

•	Second quarter 2018 net income of $93.9 million or $1.03 per diluted common share

•	Second quarter 2018 non-GAAP operating income[1] of $86.6 million or $0.95 per diluted common share

•	Second quarter 2018 annuity sales of $1.2 billion

•	Policyholder funds under management of $49.9 billion

•	Second quarter 2018 investment spread of 2.64%

•	Estimated risk-based capital ratio of 384% compared to 378% at December 31, 2017
WEST DES MOINES, Iowa (August 6, 2018) - American Equity Investment Life Holding Company (NYSE: AEL), a leading issuer of fixed index annuities, today reported second quarter 2018 net income of $93.9 million, or $1.03 per diluted common share, compared to net income of $26.9 million, or $0.30 per diluted common share, for second quarter 2017.
Non-GAAP operating income1 for the second quarter of 2018 was $86.6 million, or $0.95 per diluted common share, compared to non-GAAP operating income1 of $63.7 million, or $0.71 per diluted common share, for second quarter 2017. On a trailing twelve-month basis, non-GAAP operating1 return on average equity excluding average AOCI1 was 15.2% based upon reported results and 14.2% excluding both the impact of assumption revisions and loss on extinguishment of debt.
POLICYHOLDER FUNDS UNDER MANAGEMENT UP 1.6% ON $1.2 BILLION OF SALES
Policyholder funds under management at June 30, 2018 were $49.9 billion, a $787 million or 1.6% increase from March 31, 2018. Second quarter sales were $1.2 billion before coinsurance ceded and $1.1 billion after coinsurance ceded. Gross sales and net sales for the quarter increased 2% and 1%, respectively, from second quarter 2017 sales. On a sequential basis, gross and net sales increased 17% and 14%, respectively.
Total sales by independent agents for American Equity Investment Life Insurance Company increased 13% sequentially while total sales by broker-dealers and banks for Eagle Life Insurance Company increased by $58 million or 34% sequentially, in part due to a $45 million increase in sales of non-core multi-year fixed rate annuities. Sales of fixed index annuities (FIAs) were up 13% sequentially to $1.1 billion driven by the gain in sales for American Equity Life.

Commenting on sales, John Matovina, Chairman and Chief Executive Officer, said: "We were pleased with our third consecutive sequential increase in FIA sales and the 14% sequential increase in FIA sales we experienced in American Equity Life's independent agent channel. Reflecting the attractiveness of accumulation products in the current market environment, the Choice Series continues to be our best-selling product line at American Equity Life with 37% of sales in the second quarter. In the guaranteed lifetime income space, we are thrilled with the initial reception of the IncomeShield Series that was introduced to our independent agents on March 19th. IncomeShield is already our second best selling product line accounting for 23% of American Equity Life's sales in June. FIA sales for Eagle Life of $173 million were up $13 million or 8% sequentially and continued the good start we had in the first quarter."
Commenting on the market environment and the outlook for FIA sales, Matovina added: "The market in each of our distribution channels continues to be competitive with a number of competitors raising caps, participation rates and guaranteed lifetime income. However, our products remain competitive. In particular, our American Equity Choice and Eagle Select fixed index annuities offer some of the highest participation rates in the industry. Guaranteed lifetime income from IncomeShield is competitive with levels offered by our most important competitors despite having annual fees which are among the lowest in the industry. The no fee rider option available with IncomeShield has proven very attractive to distribution as well."
Matovina continued: "We have more new product activity on tap for the third quarter. Fixed index annuities with surrender charge periods shorter than six year have become popular. Eagle Life recently introduced a fixed index annuity with a five year surrender charge period. This product features a 120% annual participation rate on a volatility controlled excess return index strategy which we expect to be well received by policyholders purchasing fixed index annuities for accumulation. Later this quarter, American Equity Life plans to introduce a new series of non-bonus products focused on accumulation with a key feature being a participation rate above 100% on the same volatility controlled excess return index available in the Eagle Life five year product. In addition, we expect the new American Equity Life products to have a "first of its kind" crediting strategy based on the S&P 500 Index. We expect this new strategy to compare favorably to the monthly point to point strategy that has been popular in fixed index annuities for more than ten years. These index crediting strategies, together with our traditional participation rate strategy on the S&P 500 Index, should compete very well with the "hybrid" index/multi-year term products which certain distributors have focused on."
INVESTMENT SPREAD REBOUNDS LARGELY ON NON-TRENDABLE ITEMS; OUTLOOK FOR INVESTMENT SPREAD CONTINUES TO IMPROVE
American Equity’s investment spread was 2.64% for the second quarter of 2018 compared to 2.54% for the first quarter of 2018 and 2.72% for the second quarter of 2017. On a sequential basis, the average yield on invested assets increased by eleven basis points while the cost of money rose one basis point.
Average yield on invested assets was 4.47% in the second quarter of 2018 compared to 4.36% in the first quarter of 2018. This increase was primarily attributable to a greater benefit from non-trendable investment items of 10 basis points including seven basis points from fee income from bond transactions and prepayment income compared to just three basis points from such items in the first quarter of 2018. The average yield on fixed income securities purchased and commercial mortgage loans funded in the second quarter of 2018 was 4.77% compared to 4.43% in the first quarter of 2018.

The aggregate cost of money for annuity liabilities of 1.83% in the second quarter of 2018 was up one basis point from 1.82% in the first quarter of 2018. The benefit from over hedging index linked interest obligations was six basis points in the second quarter of 2018 compared to two basis points in the first quarter of 2018.
Commenting on investment spread, Matovina said: “The sequential increase in investment spread in the second quarter was primarily attributable to an eight basis point increase in the benefit from fee income from bond transactions, prepayment income and over-hedging. Our investment spread remained under pressure in the second quarter of 2018 primarily due to the escalation of option costs for certain index strategies in the last several quarters that is recognized in the cost of money ratably over the twelve month option period. To counteract this impact, we initiated renewal rate adjustments on certain in-force policies in March. Further reductions in renewal rates are currently under consideration. We have flexibility to reduce our crediting rates and could decrease our cost of money by approximately 0.59% through further reductions in renewal rates to guaranteed minimums should the cost of money not return to acceptable levels."
Matovina went on to say: "Our investment spread should benefit from the higher yields we have been obtaining on investment securities purchases and commercial mortgage loan fundings, increases in yields on our floating rate investments and changes in renewal rates. We are also looking to improve our investment yield through the opportunistic replacement of lower yielding securities with higher yielding securities. During the second quarter, we sold $1.6 billion in book value of securities with an average yield of 3.12%. While these sales together with annuity deposits received during the quarter left us with an excess short-term cash position at June 30, we anticipate we will pick up incremental investment yield from additional portfolio realignment once the June 30th excess cash position is invested. The prospect for higher investment yields is quite good, and we expect our portfolio yield, excluding non-trendable items, to increase through the remainder of this year."
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “believe”, “goal”, “objective”, “target”, “may”, “should”, “estimate”, “projects” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the company’s Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.
CONFERENCE CALL
American Equity will hold a conference call to discuss second quarter 2018 earnings on Tuesday, August 7, 2018 at 9:00 a.m. CT. The conference call will be webcast live on the Internet. Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.

The call may also be accessed by telephone at 855-865-0606, passcode 7196667 (international callers, please dial 704-859-4382). An audio replay will be available shortly after the call on AEL’s website. An audio replay will also be available via telephone through August 14, 2018 at 855-859-2056, passcode 7196667 (international callers will need to dial 404-537-3406).
ABOUT AMERICAN EQUITY
American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, issues fixed annuity and life insurance products, with a primary emphasis on the sale of fixed index and fixed rate annuities. American Equity Investment Life Holding Company, a New York Stock Exchange Listed company (NYSE: AEL), is headquartered in West Des Moines, Iowa. For more information, please visit www.american-equity.com.
1    Use of non-GAAP financial measures is discussed in this release in the tables that follow the text of the release.
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American Equity Investment Life Holding Company
Unaudited (Dollars in thousands, except per share data)

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Premiums and other considerations	$5,757	$7,720	$14,810	$17,122
Annuity product charges	55,006	48,603	105,729	92,175
Net investment income	533,282	493,489	1,044,066	979,086
Change in fair value of derivatives	132,205	266,820	(318,878)	653,353
Net realized gains (losses) on investments, excluding other than temporary impairment ("OTTI") losses	(38,381)	3,873	(38,079)	6,211
OTTI losses on investments:
Total OTTI losses	(745)	—	(1,652)	—
Portion of OTTI losses recognized in (from) other comprehensive income	(1,651)	(949)	(1,651)	(1,090)
Net OTTI losses recognized in operations	(2,396)	(949)	(3,303)	(1,090)
Loss on extinguishment of debt	—	(428)	—	(428)
Total revenues	685,473	819,128	804,345	1,746,429

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	9,276	9,986	21,370	21,861
Interest sensitive and index product benefits	427,951	472,596	942,046	891,735
Amortization of deferred sales inducements	78,112	33,695	178,535	96,020
Change in fair value of embedded derivatives	(101,949)	174,973	(969,181)	399,143
Interest expense on notes and loan payable	6,374	8,678	12,746	16,400
Interest expense on subordinated debentures	3,878	3,422	7,508	6,758
Amortization of deferred policy acquisition costs	115,049	49,547	255,688	139,225
Other operating costs and expenses	32,540	25,964	63,780	53,543
Total benefits and expenses	571,231	778,861	512,492	1,624,685
Income before income taxes	114,242	40,267	291,853	121,744
Income tax expense	20,339	13,321	56,988	40,859
Net income	$93,903	$26,946	$234,865	$80,885

Earnings per common share	$1.04	$0.30	$2.60	$0.91
Earnings per common share - assuming dilution	$1.03	$0.30	$2.58	$0.90

Weighted average common shares outstanding (in thousands):
Earnings per common share	90,327	88,897	90,173	88,773
Earnings per common share - assuming dilution	91,271	90,112	91,206	90,045

American Equity Investment Life Holding Company
Unaudited (Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES
In addition to net income, the Company has consistently utilized non-GAAP operating income and non-GAAP operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate its financial performance. Non-GAAP operating income equals net income adjusted to eliminate the impact of items that fluctuate from quarter to quarter in a manner unrelated to core operations, and the Company believes measures excluding their impact are useful in analyzing operating trends. The most significant adjustments to arrive at non-GAAP operating income eliminate the impact of fair value accounting for the Company's fixed index annuity business. These adjustments are not economic in nature but rather impact the timing of reported results. The Company believes the combined presentation and evaluation of non-GAAP operating income together with net income provides information that may enhance an investor’s understanding of its underlying results and profitability.
Reconciliation from Net Income to Non-GAAP Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$93,903	$26,946	$234,865	$80,885
Adjustments to arrive at non-GAAP operating income: (a)
Net realized investment (gains) losses, including OTTI	25,624	(1,559)	25,647	(3,501)
Change in fair value of derivatives and embedded derivatives - fixed index annuities	(30,094)	57,571	(108,912)	68,548
Change in fair value of derivatives - debt	(739)	465	(2,571)	218
Income taxes	(2,046)	(19,741)	15,313	(22,846)
Non-GAAP operating income	$86,648	$63,682	$164,342	$123,304

Per common share - assuming dilution:
Net income	$1.03	$0.30	$2.58	$0.90
Adjustments to arrive at non-GAAP operating income:
Net realized investment (gains) losses, including OTTI	0.28	(0.02)	0.28	(0.04)
Change in fair value of derivatives and embedded derivatives - fixed index annuities	(0.33)	0.64	(1.19)	0.76
Change in fair value of derivatives - debt	(0.01)	0.01	(0.03)	—
Income taxes	(0.02)	(0.22)	0.16	(0.25)
Non-GAAP operating income	$0.95	$0.71	$1.80	$1.37

(a)
Adjustments to net income to arrive at non-GAAP operating income are presented net of related adjustments to amortization of deferred sales inducements (DSI) and deferred policy acquisition costs (DAC) where applicable.

American Equity Investment Life Holding Company
Unaudited (Dollars in thousands)

NON-GAAP FINANCIAL MEASURES
Average Stockholders' Equity and Return on Average Equity
Return on average equity measures how efficiently the Company generates profits from the resources provided by its net assets.  Return on average equity is calculated by dividing net income and non-GAAP operating income for the trailing twelve months by average equity excluding average accumulated other comprehensive income ("AOCI").  The Company excludes AOCI because AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments.

Twelve Months Ended
June 30, 2018
Average Stockholders' Equity
Average equity including average AOCI	$2,539,117
Average AOCI	(395,264)
Average equity excluding average AOCI	$2,143,853

Net income	$328,625
Non-GAAP operating income	326,088

Return on Average Equity Excluding Average AOCI
Net income	15.33%
Non-GAAP operating income	15.21%